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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CarMax, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CarMax, Inc.

Notice of 2006 Annual Meeting of Shareholders and Proxy Statement

Dear Fellow CarMax Shareholders:

I cordially invite you to attend the 2006 Annual Meeting of CarMax, Inc. shareholders. The annual meeting this year will be held on Tuesday, June 20, 2006, at 10:00 a.m. at The Richmond Marriott West Hotel, 4240 Dominion Boulevard, in Glen Allen, Virginia.

The attached proxy statement describes the items to be voted upon at the annual meeting. In addition to voting, we will review the company’s major developments from the prior fiscal year and answer your questions.

Whether or not you will be attending the annual meeting, your vote is very important. Please vote. There are four ways that you can cast your ballot—by telephone, by Internet, by mailing your proxy card, or in person at the annual meeting.

I look forward to seeing you at the annual meeting.

Sincerely,

Richard L. Sharp

Chairman of the Board of Directors

May 12, 2006

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date
and Time:	Tuesday, June 20, 2006, at 10:00 a.m., Eastern Daylight Time

Place:	The Richmond Marriott West Hotel 4240 Dominion Boulevard Glen Allen, Virginia 23060

Items of Business:	(1) To elect four members of the board of directors.

(2) To ratify the selection of KPMG LLP as the company’s independent registered public accounting firm.

(3) To approve two amendments to the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan.

(4) To transact any other business that may properly come before the annual meeting or any postponements or adjournments thereof.

Who May Vote:	You may vote if you were a shareholder of record at the close of business on April 14, 2006.

By order of the board of directors,

Keith D. Browning

Executive Vice President,

Chief Financial Officer and Corporate Secretary

May 12, 2006

CarMax, Inc. 2006 Proxy Statement Table of Contents

THE 2006 ANNUAL MEETING OF SHAREHOLDERS:

QUESTIONS AND ANSWERS

The board of directors of CarMax, Inc. (“CarMax” or “the company”) is soliciting proxies for the 2006 annual meeting of shareholders. This proxy statement, which contains information about the items that you will vote upon at the annual meeting, is first being mailed or distributed to holders of CarMax common stock on or about May 12, 2006. A copy of the company’s annual report for the fiscal year ended February 28, 2006, is being delivered to you with this proxy statement.

1. What am I voting on?

You will be voting on each of the following items of business:

•	The election of four members of the board of directors.

•	The ratification of the selection of KPMG LLP (“KPMG”) as the company’s independent registered public accounting firm.

•	The approval of two amendments to the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”).

The board of directors recommends that you vote FOR each of these proposals. You may also be asked to vote on any other business that may properly come before the annual meeting or any postponements or adjournments thereof.

2. Who is entitled to vote?

All shareholders who owned CarMax common stock at the close of business on April 14, 2006, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote. There were 105,280,634 shares of CarMax common stock outstanding on that date.

3. How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, a majority of our outstanding shares of common stock as of April 14, 2006, must be present in person or by proxy. This is referred to as a quorum. Abstentions and shares held by banks, brokers, or nominees that are voted on any matter are included in determining a quorum.

4. How do I vote before the annual meeting?

If you are a shareholder of record, meaning that you hold your shares in certificate form or through an account with our transfer agent, Wells Fargo Bank, N.A., you may vote in person at the annual meeting or by proxy. You have three ways to vote by proxy:

•	By Internet: Connect to the Internet at www.eproxy.com/kmx/ and follow the instructions.

•	By Phone: Call 1-800-560-1965 and follow the instructions.

•	By Mail: Complete, sign, and date the enclosed proxy card and return it in the enclosed envelope.

If you are a beneficial shareholder, meaning that you hold your shares through an account with a bank or broker (i.e., in “street name”), please follow the instructions found on the voting instruction card sent to you by your bank or broker. Your bank or broker will vote according to your instructions. As a beneficial shareholder, you may vote in person at the annual meeting provided that you obtain a legal proxy from your bank or broker and present it to the inspectors of election with your ballot.

5. How will my shares be voted if I sign and return my proxy card or voting instruction card, but do not provide voting instructions?

For shareholders of record, proxy cards that are signed and returned but do not contain voting instructions will be voted (1) FOR the election of the four director nominees named in the proxy statement, (2) FOR the ratification of the selection of KPMG as the company’s independent registered public accounting firm, and (3) FOR the approval of two amendments to the ESPP.

For beneficial shareholders, voting instruction cards that are signed and returned to the appropriate bank or broker but do not contain voting instructions may be voted by the bank or broker (1) FOR the election of the four director nominees named in the proxy statement, (2) FOR the ratification of the selection of KPMG as the company’s independent registered public accounting firm, and (3) FOR the approval of two amendments to the ESPP.

6. How will my shares be voted if I do not return my proxy card or my voting instruction card?

If you are a shareholder of record and you do not return your proxy card, your shares will not be voted, unless you attend the annual meeting to vote them in person.

If you are a beneficial shareholder and you do not return your voting instruction card, your bank or broker may vote your shares (1) FOR the election of the four director nominees named in the proxy statement and (2) FOR the ratification of the selection of KPMG as the company’s independent registered public accounting firm because these proposals are routine matters as described by the rules of the New York Stock Exchange (“NYSE”). However, your bank or broker cannot vote your shares with respect to the approval of the two amendments to the ESPP because this proposal is not considered a routine matter under NYSE rules.

7. What if I change my mind after I vote?

If you are a shareholder of record, you may revoke your proxy at any time before the close of voting at the annual meeting.

There are four ways to revoke your proxy:

•	By Internet: Connect to the Internet at www.eproxy.com/kmx/ and follow the instructions for revoking a proxy.

•	By Phone: Call 1-800-560-1965 and follow the instructions for revoking a proxy.

•	By Mail: Write to our corporate secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

•	In Person: Vote your shares in person at the annual meeting on June 20, 2006.

If you are a beneficial shareholder, you must follow the instructions found on your voting instruction card, or contact your bank or broker, in order to revoke your proxy.

8. How do I vote my shares held as part of the company’s employee stock purchase plan?

If you are a participant in the ESPP, you will receive a proxy card on which to provide voting instructions to Computershare Trust Co., Inc. (“Computershare”), the plan service provider. You have three ways to instruct Computershare to vote your ESPP shares:

•	By Internet: Connect to the Internet at www.eproxy.com/kmx/ and follow the instructions.

•	By Phone: Call 1-800-560-1965 and follow the instructions.

•	By Mail: Complete the proxy card provided to you by Computershare and return it in the envelope provided.

Complete instructions can be found on the proxy card included with the proxy statement sent to ESPP participants. Computershare will vote according to your instructions.

9. How will my shares be voted if I sign and return my proxy card to Computershare, but do not provide voting instructions?

If you sign and return your proxy card, but do not provide voting instructions, Computershare may vote your shares (1) FOR the election of the four director nominees named in the proxy statement, (2) FOR the ratification of the selection of KPMG as the company’s independent registered public accounting firm, and (3) FOR the approval of two amendments to the ESPP.

10. How will my shares be voted if I do not return my proxy card to Computershare?

If you do not return your proxy card to Computershare, Computershare will not vote any of your shares.

THE 2006 ANNUAL MEETING OF SHAREHOLDERS:

QUESTIONS AND ANSWERS CONTINUED

11. How many votes are needed to approve each of the three proposals?

The four nominees receiving the highest number of “FOR” votes will be elected directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will have no effect on the election of directors.

The ratification of the selection of KPMG as the company’s independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast. Abstentions and shares held in street name that are not voted on the proposal will not be counted in determining the number of votes cast for this proposal.

In order to be adopted, the approval of the two amendments to the ESPP must be approved by the affirmative vote of a majority of the votes cast. Under applicable NYSE listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of common stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal. Shares held in street name that are not voted on this proposal are not considered votes cast.

12. What is householding and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our notice of annual meeting, proxy statement, and annual report, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you do not wish to continue participating in householding and prefer to receive multiple copies of the 2006 or future notices of annual meeting, proxy statements, and annual reports, please contact our transfer agent, Wells Fargo Bank, N.A. (in writing: 161 North Concord Exchange, South St. Paul, Minnesota 55075; by phone: (800) 468-9716).

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our notice of annual meeting, proxy statement, and annual report, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact Wells Fargo as indicated above.

Beneficial shareholders may request information regarding householding from their banks, brokers, or other holders of record.

13. Who can attend the annual meeting?

The annual meeting is open to all holders of CarMax common stock as of April 14, 2006. Shareholders who plan to attend the annual meeting may be asked to present a valid picture identification, such as a driver’s license or passport. If you are a beneficial shareholder, you must bring a copy of a brokerage statement indicating ownership of CarMax shares. If you are an authorized proxy or if you want to vote in person the shares that you hold in street name, you must present the proper documentation. Cameras, recording devices, and other electronic devices will not be permitted at the annual meeting.

14. Who pays the cost of proxy solicitation?

The company pays the cost of soliciting proxies. We will solicit proxies from our shareholders, and some of our employees or agents may contact shareholders after the initial mail solicitation by telephone, by e-mail, or in person. We have retained Morrow & Co., Inc. of New York, New York, to distribute and solicit proxies for a fee of $7,500 plus reasonable expenses. We also will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of our common stock.

15. Who will count the votes?

Representatives from Wells Fargo Bank, N.A., our transfer agent, will tabulate the votes and act as inspectors of election at the annual meeting.

16. Could other matters be decided at the annual meeting?

Management and the directors are not aware of any matters that may come before the annual meeting other than matters disclosed in this proxy statement. However, if other matters do properly come before the annual meeting, it is the intention of the persons named on the proxy card or voting instruction card to vote in accordance with their best judgment.

17. How do I make a shareholder proposal for the 2007 annual meeting?

Pursuant to applicable SEC rules, for a shareholder proposal to be considered for possible inclusion in the 2007 proxy statement, the corporate secretary of CarMax must receive the proposal in writing no later than January 12, 2007. CarMax plans to hold its 2007 annual meeting on or about June 19, 2007.

Pursuant to the company’s Bylaws, if you wish to bring any matter, other than nominations of director candidates (the process for shareholder nomination of directors is described on page 15), before the 2007 annual meeting outside of the proxy statement process, you must notify the corporate secretary in writing at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, no earlier than February 1, 2007, and prior to March 1, 2007. Regarding each matter, the notice must contain:

•	A brief description of the business to be brought before the annual meeting, including the complete text of any resolutions to be presented and the reasons for conducting this business at the annual meeting.

•	The name and address of the shareholder proposing this business.

•	A representation that the shareholder is a shareholder of record at the time of the giving of notice and intends to appear in person or by proxy at the annual meeting to present the business specified in the notice.

•	The class and number of shares of company stock owned by the shareholder.

•	Any interest that the shareholder may have in the business specified in the notice.

If proper notice is not received prior to March 1, 2007, the chairman of the annual meeting may exclude the matter and it will not be acted upon at the 2007 annual meeting. If the chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, as the SEC rules allow.

PROPOSAL ONE — ELECTION OF DIRECTORS

The company’s board of directors is divided into three classes with staggered three-year terms. Jeffrey E. Garten, Beth A. Stewart, and William R. Tiefel have been nominated for reelection to the board for three-year terms expiring at the 2009 annual meeting. Additionally, Vivian M. Stephenson, a first-time nominee who was elected to the board on April 24, 2006, has been nominated for election to the board for a three-year term expiring at the 2009 annual meeting.

Your proxy will be voted to elect each of the nominees unless you tell us otherwise. If any nominee is not available to serve—for reasons such as death or disability—your proxy will be voted for a substitute nominee if the board nominates one. Each nominee has consented to being named in this proxy statement and to serve if elected.

The board of directors recommends a vote FOR each of the nominees listed below. Information about the nominees and the other directors of the company whose terms of office do not expire this year follows.

Nominees for Election to Three-Year Terms Expiring at the 2009 Annual Meeting

JEFFREY E. GARTEN, 59. Director since 2002.

Juan Trippe Professor in the Practice of International Trade, Finance, and Business at the Yale School of Management since July 2005 and Chairman of Garten Rothkopf, an international consulting firm, since October 2005. He was the Dean of the Yale School of Management from 1995 to 2005. He was the United States Undersecretary of Commerce for International Trade from 1993 to 1995 and previously spent 13 years in investment banking with Lehman Brothers and Blackstone Group. He is a director of Aetna Corporation, Credit Suisse Asset Management, the Conference Board, and the International Rescue Committee.

BETH A. STEWART, 49. Director since 2002.

Chairman since 1999 and Chief Executive Officer since 2001 of Storetrax.com, an Internet retail real estate listing service company. From 1992 to 2004, she served as president of Stewart Real Estate Capital, a real estate investment company. She was an adjunct professor at Columbia University Graduate School of Business from 1994 to 1996. She previously spent 12 years in investment banking with Goldman, Sachs & Co. She is a director of General Growth Properties, Inc. and Avatar Holdings, Inc.

WILLIAM R. TIEFEL, 72. Director since 2002.

Retired Vice-Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, L.L.C. since 2002. He joined Marriott Corporation in 1961. He was named president of Marriott Hotels and Resorts in 1989, president of Marriott Lodging in 1993, and vice-chairman of Marriott International and chairman of The Ritz-Carlton Hotel Company in 1998. He is a director of Bulgari Hotels and Resorts and Lydian Private Bank.

VIVIAN M. STEPHENSON, 69. Director since April 24, 2006.

Chief Operating Officer since 2003 of Williams-Sonoma, Inc., a specialty retailer of products for the home (retiring effective June 30, 2006). From 2000 to 2003, she served as a consultant to Apple Computer and Williams-Sonoma. She was the chief information officer for Target Corporation from 1995 to 2000. She is the chair of the Mills College board of trustees and is a director of the California State Automobile Association.

Directors Whose Terms Expire at the 2008 Annual Meeting

W. ROBERT GRAFTON, 65. Director since 2003.

Retired Managing Partner-Chief Executive, Andersen Worldwide S.C. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. He is a certified public accountant and joined Arthur Andersen in 1963. He was elected a member of the Board of Partners, Andersen Worldwide in 1991 and chairman of the Board of Partners in 1994. He served as Managing Partner-Chief Executive from 1997 through 2000. Mr. Grafton is currently lead director of DiamondRock Hospitality Company.

WILLIAM S. KELLOGG, 62. Director since 2003.

Retired Chairman and Chief Executive Officer of Kohl’s Corporation, a national chain of apparel and home products department stores. From 1978 to 2003, Kohl’s business expanded from five stores in the Milwaukee area to almost 500 stores nationwide through organic growth and acquisitions of other retailers. Mr. Kellogg joined Kohl’s in 1967, was chief executive officer from 1978 to 2001, and was chairman of the board from 1978 to 2003.

AUSTIN LIGON, 55. Director since 1997.

President and Chief Executive Officer of CarMax. He is a co-founder of CarMax and has been integrally involved in the leadership of the business since its inception. He has been president of CarMax since 1995 and chief executive officer since the separation of the company from its former parent, Circuit City Stores, Inc. on October 1, 2002. He was appointed senior vice president of corporate planning at Circuit City in 1991 and became senior vice president-automotive of Circuit City and president of CarMax in 1995. Prior to joining Circuit City in 1990, he was senior vice president of strategic planning for Marriott Hotels and Resorts. He is an advisory board member of the Center for Talented Youth, Johns Hopkins University and the VCU Business School Foundation, Virginia Commonwealth University.

PROPOSAL ONE — ELECTION OF DIRECTORS CONTINUED

Directors Whose Terms Expire at the 2007 Annual Meeting

KEITH D. BROWNING, 53. Director since 1997.

Executive Vice President, Chief Financial Officer, and Corporate Secretary of CarMax. He joined CarMax in 1996 after spending 14 years at Circuit City Stores, Inc. While at Circuit City, he served as controller for the West Coast Division from 1984 to 1987, assistant controller from 1987 to 1990, corporate controller from 1990 to 1996, and vice president from 1992 to 1996.

JAMES F. CLINGMAN, JR., 69. Director since 2003.

Retired President and Chief Operating Officer of the H.E. Butt Grocery Company, an independently owned food retailer. He joined H.E. Butt Grocery Company in 1975, was named chief operating officer in 1984 and president in 1995, and retired in 2003. Mr. Clingman is a director of H.E. Butt Grocery Company, Van de Walle Food Manufacturing Company, Ecce Panis, and Discovery Food Company.

MAJOR GENERAL HUGH G. ROBINSON, (U.S.A., Ret.), 73. Director since 2002.

Chief Executive Officer of Global Building Systems, Inc., a firm that develops and constructs low- and moderate-income residential housing. From 2003 to 2005, he was the chairman and chief executive officer of Granville Construction & Development Co., Inc., a housing development and construction firm. From 1989 to 2003, he was chairman and chief executive officer of the Tetra Group, a construction management and building services firm. He also is a former chairman and board member of the Federal Reserve Bank of Dallas. He is a retired Major General from the United States Army. He is a director of Aleris International, Inc. and Newmarket Technology, Inc., and an advisory board member of TXU Corp.

RICHARD L. SHARP, 59. Director since 2002; previously a director from 1997 to 1999.

Chairman of the Board of CarMax and a private investor. He is a co-founder of CarMax. Mr. Sharp joined Circuit City Stores, Inc. as executive vice president in 1982. He was president of Circuit City from 1984 to 1997, chief executive officer from 1986 to 2000, and chairman of the board from 1994 to 2002. He is the chairman of the board of Crocs, Inc. and Scram Technologies, Inc., and a director of Flextronics International, Ltd.

THOMAS G. STEMBERG, 57. Director since 2003.

Venture Partner of Highland Capital Partners, a venture capital firm, since 2005 and Chairman Emeritus of the Board of Staples, Inc., an office supply superstore retailer. He is the founder of Staples, Inc. and pioneered the office superstore industry. He was chief executive officer of Staples, Inc. from 1986 to 2002. From 2002 to 2004, Mr. Stemberg served as an executive officer at Staples, Inc. with the title of Chairman. Mr. Stemberg is a director of PETsMART, Inc., Polycom, Inc., and The NASDAQ Stock Market, Inc.

CORPORATE GOVERNANCE

The business and affairs of the company are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and the company’s Articles of Incorporation and Bylaws. The committees of the board of directors are the Audit Committee, the Compensation and Personnel Committee, the Nominating and Governance Committee, and the Executive Committee. Additionally, in October 2005, the board formed an ad hoc Executive Search Committee to find Mr. Ligon’s successor as President and Chief Executive Officer (“CEO”) of the company.

Corporate Governance Policies and Practices

The board of directors is actively involved in shaping the company’s corporate governance. As a result, the board regularly monitors and reviews the reforms initiated by the Sarbanes-Oxley Act of 2002 and the related rules and regulations proposed and adopted by the SEC and the NYSE. In response to the various laws, rules, and regulations applicable to the company and its own views on corporate governance, the board has adopted corporate governance guidelines and a code of conduct applicable to all company personnel, including members of the board.

The corporate governance guidelines set forth the practices of the board with respect to its responsibilities, qualifications, access to management and independent advisors, compensation, orientation and continuing education, management evaluation and succession, and evaluation of its performance. The company amended the corporate governance guidelines during fiscal 2006 to include stock ownership guidelines applicable to all directors.

The code of conduct contains provisions relating to honest and ethical behavior (including the handling of conflicts of interest between personal and professional relationships), corporate opportunities, handling of confidential information, fair dealing, protection and proper use of company assets, compliance with laws, and other matters. Any amendment to or waiver from a provision of the code of conduct will be promptly disclosed on the company’s website.

The corporate governance guidelines, code of conduct, and the charters of the Audit Committee, Compensation and Personnel Committee, and Nominating and Governance Committee are available on the “Corporate Governance” link of the company’s investor information home page at http://investor.carmax.com. A printed copy of these documents is available to any shareholder upon written request to the corporate secretary of the company at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Director Independence

As part of the company’s corporate governance guidelines, the board has adopted categorical standards, which meet or exceed the independence standards set by the NYSE, to assist the board in evaluating the independence of each director and determining whether certain relationships between directors and the company or its subsidiaries (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) are “material relationships.” For purposes of these standards, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. The categorical standards are enumerated below:

1.	A director who is an employee or whose immediate family member is an executive officer of the company is not independent until three years after the end of the employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $100,000 per fiscal year in direct compensation from the company, other than the normal compensation and benefits for service as a director (provided such compensation is not contingent in any way on continued service), is not independent until three years after ceasing to receive more than $100,000 in such compensation. Compensation received by an immediate family member for service as a non-executive employee of the company is not considered in determining independence under this test.

3.	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, present or

CORPORATE GOVERNANCE CONTINUED

former internal or external auditors of the company is not independent until three years after the end of either the affiliation or the auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the company’s present executives serves on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from the company for property or services in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

6.	A director who serves as an executive officer of a charitable organization that receives contributions from the company in any single fiscal year in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues is not independent until three years after falling below such threshold.

In its annual review of director independence, with the assistance of the Nominating and Governance Committee, the board of directors evaluated the applicable commercial, industrial, banking, consulting, legal, accounting, charitable, familial, and other relationships of each director and their respective immediate family members with the company and its subsidiaries. In April 2006, the board of directors affirmatively determined, in its business judgment, that the following directors satisfy the company’s independence guidelines and the NYSE independence standards: James F. Clingman, Jr., Jeffrey E. Garten, W. Robert Grafton, William S. Kellogg, Major General Hugh G. Robinson, Thomas G. Stemberg, Vivian M. Stephenson, Beth A. Stewart, and William R. Tiefel. The board determined that Austin Ligon and Keith D. Browning did not qualify as independent directors because they are executive officers of the company. Further, the board determined that Richard L. Sharp did not qualify as an independent director due to certain administrative support services provided by the company to Mr. Sharp, which are further detailed on page 29 under the heading, “Certain Relationships and Related Transactions.”

Executive Sessions

The company’s corporate governance guidelines provide that executive sessions, where nonmanagement directors meet on an informal basis, are to be held at each board meeting and that these directors may designate, on an annual basis, a director to preside at such sessions. Mr. Sharp has been designated to serve as presiding director for executive sessions through the date of the 2006 annual meeting of shareholders. The company’s nonmanagement directors met in executive session four times in fiscal 2006.

Board and Committee Meeting Attendance; Committee Membership

The board of directors met six times in fiscal 2006. Each director attended 75% or more of the total number of meetings of the board and of the committees on which he or she served. Further, the company requires members of the board of directors to attend the annual meeting of shareholders. All of the directors attended the 2005 annual meeting of shareholders.

The table below provides, for fiscal 2006, membership information and the number of meetings held by the board of directors and each of the board’s committees. The numbers in each column indicate the number of meetings each director attended within each category.

Director	Board		Audit		Compensation and Personnel		Nominating and Governance		Executive Search		Executive
Mr. Browning	6		–		–		–		–		1
Mr. Clingman	5		13		3		–		–		–
Mr. Garten	6		6	(a)	–		4		2		–
Mr. Grafton	6		16	*	4		–		–		–
Mr. Kellogg	6		–		4		4		2		–
Mr. Ligon	6		–		–		–		–		1
Maj. Gen. Robinson	6		16		4	*	–		–		–
Mr. Sharp	6	*	–		–		–		2		–
Mr. Stemberg	6		–		2	(b)	4		2		–
Ms. Stewart	6		16		4		–		–		–
Mr. Tiefel	6		–		4		4	*	2	*	–
Number of Meetings	6		16		4		4		2		1	(c)

*  Chairman

a.  Mr. Garten joined the Audit Committee as of July 1, 2005, and he attended six of eight meetings of this committee since that date.

b.  Mr. Stemberg joined the Compensation and Personnel Committee as of July 1, 2005, and he attended the two meetings of this committee since that date.

c.  In fiscal 2006, the Executive Committee acted by unanimous written consent one time.

As of March 1, 2006, the Nominating and Governance Committee recommended and the board of directors approved new board committee assignments for each of the Audit Committee, the Compensation and Personnel Committee, and the Nominating and Governance Committee. The Audit Committee is now comprised of Messrs. Grafton (chairman) and Clingman and Ms. Stewart. The Compensation and Personnel Committee is now comprised of Messrs. Robinson (chairman), Kellogg, and Stemberg. The Nominating and Governance Committee is now comprised of Messrs. Tiefel (chairman) and Garten and Ms. Stephenson, who joined this committee on April 25, 2006.

Committees of the Board

Audit Committee

The Audit Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties, and responsibilities. The Audit Committee assists in the board’s oversight of (1) the integrity of the company’s consolidated financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the company’s internal audit function and the independent auditors. The Audit Committee retains, and approves all fees paid to, the independent auditors. The Audit Committee also pre-approves all non-audit engagements of the independent auditors. Each member of the Audit Committee is independent and financially literate, with Mr. Grafton considered an audit committee financial expert, in accordance with the applicable rules of the NYSE, the SEC, and the company’s corporate governance guidelines. The committee’s report to shareholders can be found on page 30.

Compensation and Personnel Committee

The Compensation and Personnel Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties, and responsibilities. The Compensation and Personnel Committee has certain authority as delegated by the board of directors with respect to compensation of the company’s directors and

CORPORATE GOVERNANCE CONTINUED

officers, including approving and evaluating certain of the company’s director and officer cash and equity compensation plans, policies, and programs. Each member of the Compensation and Personnel Committee is independent in accordance with the applicable rules of the NYSE and the company’s corporate governance guidelines. The committee’s report to shareholders can be found on page 19.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties, and responsibilities. The Nominating and Governance Committee (1) identifies individuals qualified to become members of the board, (2) recommends to the board nominees for director to be presented at the annual meetings of shareholders and nominees to fill vacancies on the board, (3) assists the board in the oversight of management succession planning, including succession planning for the CEO, (4) develops and recommends to the board the company’s corporate governance guidelines, and (5) considers director nominees submitted by shareholders in accordance with the procedures outlined on pages 14 and 15. Each member of the Nominating and Governance Committee is independent in accordance with the applicable rules of the NYSE and the company’s corporate governance guidelines.

Executive Search Committee

In October 2005, Mr. Ligon announced his intention to retire as President and CEO of the company during fiscal 2007 upon the naming of his successor. Immediately following this announcement, the board of directors established an ad hoc Executive Search Committee to find Mr. Ligon’s successor. Upon the successful transition of Mr. Ligon’s successor, the board of directors plans to dissolve the Executive Search Committee.

Executive Committee

The Executive Committee, subject to any limitation under applicable law, the company’s Bylaws, or resolutions of the board, has the authority to exercise certain powers of the full board of directors. This committee may meet between regular board meetings if certain actions are required.

Compensation for Non-Employee Directors for Fiscal 2006

Non-employee director compensation includes both cash and equity components. Grants of stock and stock options to non-employee directors are made pursuant to the 2002 Non-Employee Directors Stock Incentive Plan, as amended and restated. Directors who are employees of CarMax receive no compensation for services as members of the board of directors or of any committee of the board.

Non-Employee Director Cash Compensation

In fiscal 2006, the annual cash retainer for non-employee directors was $50,000. For fiscal 2006, non-employee directors received $1,500 for each compensable board or committee meeting attended, the Audit Committee chairman received an annual $15,000 committee chairman fee, and the chairmen of the Compensation and Personnel Committee, the Nominating and Governance Committee, and the Executive Search Committee each received an annual $10,000 committee chairman fee. The company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services to the company and extends coverage to them under the company’s health insurance policies. The company permits all directors to use the company’s corporate jet for personal travel; however, none of the non-employee directors used the company’s corporate jet for personal travel in fiscal 2006. The directors may also participate in the company’s vehicle discount purchase program that is available to all company associates.

Non-Employee Director Equity Compensation

In June 2005, each non-employee director received CarMax common stock having a fair market value of $10,000 on the grant date and stock options valued at $50,000 on the grant date. The stock options were valued using the Black-Scholes pricing model.

Directors who are elected to the board at dates other than the annual meeting date will generally receive the cash retainer prorated for their period of service and stock awards and option grants as of the date their service begins.

The following table provides each element of non-employee director compensation for fiscal 2006.

Director	Annual Retainer (a)	Board Meeting Fees (b)	Committee Meeting Fees (b)	Chairman Fees		Stock Awards	Option Awards	Total
Mr. Clingman	$46,250	$6,000	$21,000	–		$10,000	$50,000	$133,250
Mr. Garten	$46,250	$7,500	$16,500	–		$10,000	$50,000	$130,250
Mr. Grafton	$46,250	$7,500	$27,000	$15,000		$10,000	$50,000	$155,750
Mr. Kellogg	$46,250	$7,500	$16,500	–		$10,000	$50,000	$130,250
Maj. Gen. Robinson	$46,250	$7,500	$27,000	$10,000		$10,000	$50,000	$150,750
Mr. Sharp	$46,250	$7,500	$3,000	–		$10,000	$50,000	$116,750
Mr. Stemberg	$46,250	$7,500	$12,000	–		$10,000	$50,000	$125,750
Ms. Stewart	$46,250	$7,500	$27,000	–		$10,000	$50,000	$140,750
Mr. Tiefel	$46,250	$7,500	$16,500	$15,000	(c)	$10,000	$50,000	$145,250

a. The annual cash retainer was increased from $35,000 to $50,000 in the second quarter of fiscal 2006; accordingly, the full $50,000 was not paid to non-employee directors in fiscal 2006.
b. The company did not provide compensation for certain fiscal 2006 board and committee meetings.
c. The company paid Mr. Tiefel a $10,000 Nominating and Governance Committee chairman fee and a pro-rated $10,000 Search Committee chairman fee, which committee was formed in the third quarter of fiscal 2006.

Nominating and Governance Committee Process for Identifying Director Nominees

Candidates for election to the company’s board of directors are considered in response to filling a vacancy on the board or if it is determined that the addition of an individual with specific skills or expertise would be beneficial. In identifying potential candidates for nomination to the board, input may be considered from several sources, including the Nominating and Governance Committee, other board members, the chief executive officer, outside search firms, and shareholder recommendations. Ms. Stephenson, who is standing for election to the board of directors for the first time, was recommended to the Nominating and Governance Committee by an outside search firm. Nominee candidates are evaluated in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee will conduct an initial evaluation of each candidate. If suitable, the candidate will be interviewed by the committee and may also meet with the board and company management. If the committee determines a nominee would be a valuable addition to the board, a recommendation will be made to the full board.

Nominating and Governance Committee Criteria for Selection of Directors

The board and the Nominating and Governance Committee believe that the board should be comprised of directors with varied, complementary backgrounds and that directors should have, at a minimum, business or other relevant expertise that may be useful to the company. The board and Nominating and Governance Committee also believe that directors should possess the highest personal and professional ethics and should be willing and able to devote the requisite amount of time to company business.

When considering nominees for director, the Nominating and Governance Committee takes into account a number of factors, including:

•	Size of the existing board.

•	Character, judgment, skill, education, relevant business experience, integrity, reputation, and other personal attributes or special talents.

CORPORATE GOVERNANCE CONTINUED

•	Independence from management, extent of existing commitments to other businesses, and potential conflicts of interest with other pursuits.

•	Financial and accounting background, to enable the committee to determine whether the nominee would be considered an “audit committee financial expert” or “financially literate” under the applicable rules of the NYSE and the SEC.

•	Whether the potential nominee is subject to a disqualifying factor as described in the company’s corporate governance guidelines.

Process for Shareholder Nomination of Directors

The Nominating and Governance Committee will consider nominees for director suggested by shareholders applying the previously described criteria and considering the additional information referred to below. Under the company’s Bylaws, a shareholder wishing to nominate a director at a shareholders’ meeting must deliver written notice to the company’s corporate secretary of the intention to make such a nomination. The notice must be received no later than (1) 120 days in advance of an annual meeting of shareholders or (2) the close of business on the seventh day following the date on which notice of a special meeting for the election of directors is first given to shareholders.

A shareholder’s notice of a proposed director nominee should be sent to the corporate secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and must include:

•	The shareholder’s name and address.

•	The nominee’s name and address.

•	A statement that the shareholder is a holder of record entitled to vote at such meeting.

•	A statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice.

•	A description of all arrangements or understandings between the shareholder and each nominee and any other person concerning the nomination.

•	Other information about the nominee that would be included in a proxy statement soliciting proxies for the election of directors.

•	The consent of each nominee to serve as a director of the company if so elected.

These requirements are more fully described in Section 2.3 of the Bylaws, a copy of which will be provided without charge to any shareholder upon written request to the corporate secretary.

Process for Shareholder Communication with Directors

Any shareholder wishing to contact the board of directors or any individual director may write to Richard L. Sharp, chairman of the board, with a courtesy copy to Keith D. Browning, corporate secretary, at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238. Shareholders may also contact Mr. Sharp and Mr. Browning via e-mail at chairman@carmax.com.

At the direction of the board of directors, each shareholder communication will be screened by Mr. Sharp and Mr. Browning. After screening, if appropriate, the communication will be forwarded, if addressed to an individual director, to that director. If the communication is unrelated to a shareholder issue, it will be forwarded to the appropriate department within the company for further handling.

CARMAX SHARE OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table includes information about the company’s common stock beneficially owned as of February 28, 2006, by:

•	The company’s CEO and the four other most highly compensated officers, as disclosed in the “Summary Compensation Table” on page 22.

•	Each director and/or nominee for director.

•	All directors and executive officers of the company as a group.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax Option Shares that May Be Acquired Within 60 Days after February 28, 2006	Shares of CarMax Common Stock Beneficially Owned as of February 28, 2006 (1)		Percent of Class
Austin Ligon**	640,000	1,882,782	(2)(3)	1.8%
Thomas J. Folliard	331,250	523,630		*
Keith D. Browning**	271,250	471,250		*
Michael K. Dolan	243,750	352,876		*
Joseph S. Kunkel	238,250	273,359	(5)	*

Directors/Director Nominees
James F. Clingman, Jr.	3,074	4,236		*
Jeffrey E. Garten	8,987	10,895		*
W. Robert Grafton	3,252	7,448		*
William S. Kellogg	3,252	61,048	(6)(7)	*
Hugh G. Robinson	3,252	5,710		*
Richard L. Sharp	8,987	206,074		*
Thomas G. Stemberg	3,074	12,676		*
Vivian M. Stephenson	0	0	(8)	*
Beth A. Stewart	8,987	164,965	(9)(10)	*
William R. Tiefel	8,987	20,895		*

All directors and executive officers as a group (15 persons)	1,776,352	3,997,844		3.8%

*  Less than one percent of ownership based on the total number of shares of CarMax common stock outstanding on February 28, 2006.

**  Mr. Ligon and Mr. Browning are also directors of the company.

1.  Includes shares of CarMax common stock that could be acquired through the exercise of stock options within 60 days after February 28, 2006.

2.  Includes 56,565 shares of CarMax common stock held in trust for Mr. Ligon’s children. Mr. Ligon disclaims beneficial ownership of these shares.

3.  Includes 104,708 shares of CarMax common stock held by Mr. Ligon’s wife. Mr. Ligon disclaims beneficial ownership of these shares.

4.  Includes 50,000 shares of CarMax common stock held by Mr. Folliard’s wife. Mr. Folliard disclaims beneficial ownership of these shares.

5.  Includes 4,000 shares of CarMax common stock held by Mr. Kunkel’s private foundation. Mr. Kunkel disclaims beneficial ownership of these shares.

CARMAX SHARE OWNERSHIP CONTINUED

6.  Includes 10,600 shares of CarMax common stock held in trust for Mr. Kellogg’s children. Mr. Kellogg disclaims beneficial ownership of these shares.

7.  Includes 10,000 shares of CarMax common stock held by Mr. Kellogg’s irrevocable trust. Mr. Kellogg disclaims beneficial ownership of these shares.

8.  Ms. Stephenson’s share ownership is shown as of April 24, 2006, the date that she was elected to the company’s board of directors.

9.  Includes 83,917 shares of CarMax common stock held by Trewstar, LLC. Ms. Stewart, her husband, and children own 100% of Trewstar, LLC and Ms. Stewart and her husband share voting and dispositive power with respect to these shares. Ms. Stewart disclaims beneficial ownership of these shares.

10.  Includes 64,552 shares of CarMax common stock held by Ms. Stewart’s husband. Ms. Stewart disclaims beneficial ownership of these shares.

Share Ownership of Certain Beneficial Owners

The following table includes, as of February 28, 2006, information about shareholders that reported to the SEC that they beneficially owned more than 5% of CarMax common stock. The company is not aware of any other owners of more than 5% of CarMax common stock.

Name and Address of Beneficial Owner(s)	Number of Shares Owned		Percent of Class
American Century Companies, Inc. American Century Investment Management, Inc. American Century Mutual Funds, Inc. 4500 Main Street 9th Floor Kansas City, MO 64111	9,317,270	(1)	8.9%

PRIMECAP Management Company 225 South Lake Ave., #400 Pasadena, CA 91101	8,219,070	(2)	7.8%

Maverick Capital, Ltd. Maverick Capital Management, LLC Lee S. Ainsle III 300 Crescent Court 18th Floor Dallas, TX 75201	7,836,200	(3)	7.5%

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	7,785,000	(4)	7.4%

Ziff Asset Management, L.P. PBK Holdings, Inc. Philip B. Korsant ZBI Equities, L.L.C. 283 Greenwich Avenue Greenwich, CT 06830	5,913,155	(5)	5.6%

1.  Information concerning the CarMax common stock beneficially owned as of December 31, 2005, was obtained from a Schedule 13G filed February 14, 2006. According to the Schedule 13G, each of American Century Companies, Inc. and American Century Investment Management, Inc. has the sole power to vote 9,316,220 shares and sole power to dispose of 9,317,270 shares of CarMax common stock; American Century Mutual Funds, Inc. has the sole power to vote 9,182,000 shares and sole power to dispose of 9,182,000 shares of CarMax common stock.

2.  Information concerning the CarMax common stock beneficially owned as of December 31, 2005, was obtained from a Schedule 13G/A filed February 14, 2006. According to the Schedule 13G/A, PRIMECAP Management Company has the sole power to vote 3,437,070 shares and sole power to dispose of 8,219,070 shares of CarMax common stock.

3.  Information concerning the CarMax common stock beneficially owned as of December 31, 2005, was obtained from a Schedule 13G/A filed February 14, 2006. According to the Schedule 13G/A, each of Maverick Capital, Ltd., Maverick Capital Management, LLC, and Lee S. Ainslie III has the sole power to vote or dispose of 7,836,200 shares of CarMax common stock. Maverick Capital Management, LLC is the general partner of Maverick Capital, Ltd., a registered investment advisor, and Lee S. Ainslie III is a manager of Maverick Capital Management, LLC that has been granted sole investment discretion on behalf of that entity.

4.  Information concerning the CarMax common stock beneficially owned as of December 30, 2005, was obtained from a Schedule 13G/A filed February 10, 2006. According to the Schedule 13G/A, Capital Research and Management Company has the sole power to vote 5,285,000 shares and sole power to dispose of 7,785,000 shares of CarMax common stock.

5.  Information concerning the CarMax common stock beneficially owned as of January 18, 2006, was obtained from a Schedule 13G filed January 30, 2006. According to the Schedule 13G, Ziff Asset Management, L.P., PBK Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C. have the shared power to vote 5,913,155 shares and shared power to dispose of 5,913,155 shares of CarMax common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s officers, directors, and persons who beneficially own more than 10% of the company’s common stock are required to report their common stock transactions to the SEC on Forms 3, 4, and 5 and provide copies of such forms to the company. Regulations also require the company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. As a matter of practice, members of the company’s staff assist the company’s executive officers and directors in preparing and filing these forms. Based solely on a review of the reports received by the company or written representations that no other reports were required, the company believes that all officers, directors, and beneficial owners of more than 10% of the company’s common stock complied with the filing requirements applicable to them with respect to transactions during the fiscal year ended February 28, 2006, except for Thomas J. Folliard, executive vice president, store operations, who filed a late report concerning a gift of company common stock.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The committee is composed entirely of outside independent directors. The committee is responsible for the review, evaluation, and administration of the company’s executive compensation program.

The committee is responsible for implementing an executive compensation program that:

•	Supports and reinforces the company’s key operating and strategic goals.

•	Aligns the company’s and shareholders’ financial interests.

•	Attracts, retains, and motivates senior management talent by not only offering competitive pay opportunities, but also emphasizing the relationship between performance and pay.

Executive Compensation Philosophy

The goals of the executive compensation program are to provide total compensation that is competitive with executives of similar responsibility at other retailers, to motivate the highest performance level possible, and to maximize total shareholder return. Company performance dictates whether executives can earn above or below target compensation levels set by the committee. The committee believes that the use of company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. Short- and long-term incentive opportunities are tied to the company’s financial achievements and stock price performance.

Executive Compensation Program

The company’s executive compensation program consists of three key elements:

•	Base salary.

•	Annual incentives.

•	Long-term incentives.

In assessing the effectiveness and competitiveness of the company’s executive compensation structure, the committee previously hired an outside executive compensation consultant. The consultant compared the company’s compensation practices against the practices of a peer group of companies and discussed broader market compensation trends with the committee.

Base Salary. The committee annually reviews and establishes salaries for executive officers. In setting base salary, the committee reviews individual performance results, future potential as a key executive, scope of responsibilities and experience, the company’s financial performance, and, with respect to compensation for executive officers other than the CEO, the recommendations of the CEO.

Annual Incentives. The company’s Annual Performance-Based Bonus Plan (“Bonus Plan”) is designed to motivate and reward executive officers who are in a position to contribute materially to the success of CarMax. Competitive target award opportunities are established for each executive. Individuals may earn cash awards above or below their target based on the company’s performance versus its goals.

The Bonus Plan permits the committee to establish annual performance goals based on pretax earnings, earnings per share, or both. At the end of the fiscal year, the committee reviews the performance level achieved by the company and authorizes cash bonus payments in accordance with the actual performance level relative to the target amount. Annual performance goals are established with the purpose of fostering superior long-term performance.

For fiscal 2006, award opportunities for executive officers were based solely on performance against pretax earnings goals. The company exceeded its pretax earnings goals for the year; as a result, actual bonus payments made for fiscal 2006 exceeded the target amounts.

Long-Term Incentives. Equity compensation opportunities are provided through stock option grants and comprise a significant portion of total compensation. The committee administers the equity compensation program within the total number of shares authorized by shareholders for compensation purposes and with the goal of providing competitive total compensation opportunities. The committee considers equity grants an important tool to provide incentive to key executives to increase the company’s return to shareholders. Equity grants also aid in retention of key executives with future leadership potential.

Stock options generally vest and become exercisable ratably over the four-year period following the grant date.

Grant guidelines are set annually by the committee based on an assessment of competitive practices. Annual awards are determined based on an assessment of the guidelines for each position, scope of responsibility, company performance, individual performance, and long-term potential.

During fiscal 2006, the committee proposed and the board of directors adopted stock ownership guidelines for executive officers of senior vice president and above. These stock ownership guidelines are available on the “Corporate Governance” link of the company’s investor information home page at http://investor.carmax.com.

Chief Executive Officer Compensation

For fiscal 2006, the committee considered a number of factors to establish Mr. Ligon’s total compensation opportunities, including:

•	The company’s achievement of earnings goals for the fiscal year and over the long term.

•	An assessment of Mr. Ligon’s development and execution of a new store growth plan to achieve 15%-20% annual growth in locations with attractive return on invested capital consistent with other “big box” retailers.

•	An assessment of Mr. Ligon’s guidance, mentoring, and development of key members of the company’s executive management team to ensure that the company has the requisite executive management talent to achieve its growth and execution goals.

•	An assessment of Mr. Ligon’s ability to develop and execute an effective store management recruiting and development program to ensure that the company’s store operations have the requisite management talent to achieve its growth and execution goals.

•	An assessment of Mr. Ligon’s communication of the company’s message and accomplishments to key constituents such as shareholders, potential shareholders, Wall Street analysts, and the general public.

•	An assessment of Mr. Ligon’s development and promotion of a company culture that is enthusiastic, down-to-earth, nonhierarchical, and treats each company associate and customer with respect and personal attention.

The committee reviewed Mr. Ligon’s performance for fiscal 2006 and determined that, in the aggregate, he had performed successfully under the above-listed factors. Mr. Ligon’s total compensation opportunities (base salary, plus target annual incentives, plus the economic value of stock option grants) are within the range of competitive practices. Further, because the company exceeded its pretax earnings goals for the year, Mr. Ligon’s bonus payment for fiscal 2006 exceeded his target bonus amount.

In October 2005, Mr. Ligon announced his intention to retire as President and CEO of the company during fiscal 2007 upon the naming of his successor. In light of his announcement, the committee determined that Mr. Ligon should continue to receive his fiscal 2006 salary and be eligible for his fiscal 2006 target bonus amount, using the above listed criteria for evaluation of his performance, for the remainder of his tenure with the company. As a result of Mr. Ligon’s impending retirement, the company granted options to acquire 199,481 shares of CarMax common stock to Mr. Ligon on December 23, 2005. The purpose of this grant was to remedy an error contained in the options granted to Mr. Ligon in fiscal 2004 and 2005, which inadvertently limited the exercise period of such options to three months (as opposed to the full term of such options) following death, disability or retirement. The committee has determined no option grants will be made to Mr. Ligon in fiscal 2007 due to his impending retirement.

Policy of Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the company’s tax deduction to $1 million for compensation paid to executive officers listed in the Summary Compensation Table on page 22, unless the compensation qualifies as performance-based in

COMPENSATION AND PERSONNEL COMMITTEE REPORT CONTINUED

accordance with specific guidelines. The company’s policy is to comply with the requirements of Section 162(m). Accordingly, the company has taken appropriate actions to preserve full deductibility and has qualified the Bonus Plan and the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, as performance-based compensation.

Notwithstanding the company’s general policy to preserve full deductibility of executive compensation, the committee has the authority to authorize payments or equity grants that may not be fully deductible, if it believes the arrangements are in the best interests of both the company and its shareholders.

COMPENSATION AND PERSONNEL COMMITTEE

Hugh G. Robinson, Chairman

William S. Kellogg

Thomas G. Stemberg

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows the compensation awarded to or earned by the CEO and the four other most highly compensated executive officers for fiscal 2006, fiscal 2005, and fiscal 2004.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/SARs (2)
Austin Ligon	2006	783,173	1,181,250	34,456	319,481
President and Chief Executive Officer	2005	742,269	412,500	33,989	120,000
	2004	658,462	734,225	39,709	180,000
Thomas J. Folliard	2006	516,894	467,775	27,068	60,000
Executive Vice President, Store Operations	2005	489,808	163,350	34,038	60,000
	2004	432,346	290,250	26,245	75,000
Keith D. Browning	2006	516,894	467,775	8,993	60,000
Executive Vice President and Chief Financial Officer	2005 2004	489,808 421,615	163,350 290,250	11,560 7,591	60,000 75,000
Michael K. Dolan	2006	459,192	277,199	25,131	50,000
Senior Vice President and Chief Information Officer	2005 2004	435,385 381,654	96,800 172,000	18,040 10,789	50,000 65,000
Joseph S. Kunkel	2006	459,462	277,199	30,291	50,000
Senior Vice President, Marketing and Strategy	2005	435,385	96,800	34,486	50,000
	2004	376,115	172,000	13,886	65,000

1.  The dollar value of perquisites and other personal benefits, as reported above in the column entitled “Other Annual Compensation,” received by each of the named executive officers during each of the fiscal years presented above did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for such officers for each fiscal year. Amounts disclosed in such column are detailed in the “Other Annual Compensation” table below.

2.  In connection with options granted in fiscal 2006, fiscal 2005, and fiscal 2004, change-of-control stock appreciation rights (“SARs”) were granted (described on page 29). No free-standing SARs have been granted.

Other Annual Compensation

	Fiscal Year	Personal Use of Company Aircraft (a) ($)	Personal Use of Company Automobile (b) ($)	Automobile Allowance (c) ($)	Tax Services ($)	Total ($)
Austin Ligon	2006	17,855	–	10,296	6,305	34,456
	2005	19,213	–	10,296	4,480	33,989
	2004	27,618	–	10,296	1,795	39,709
Thomas J. Folliard	2006	12,822	8,851	3,020	2,375	27,068
	2005	20,464	11,339	–	2,235	34,038
	2004	11,501	13,009	–	1,735	26,245
Keith D. Browning	2006	882	–	6,396	1,715	8,993
	2005	3,524	–	6,396	1,640	11,560
	2004	–	–	6,396	1,195	7,591
Michael K. Dolan	2006	9,641	7,749	6,396	1,345	25,131
	2005	3,106	7,263	6,396	1,275	18,040
	2004	3,618	–	6,396	775	10,789
Joseph S. Kunkel	2006	15,740	5,450	6,396	2,705	30,291
	2005	18,396	7,564	6,396	2,130	34,486
	2004	7,490	–	6,396	–	13,886

a.  The value of the personal use of company aircraft is determined by the standard industry fare level cents-per-mile rates and terminal charges as calculated by the Department of Transportation at the time of travel plus any direct entertainment costs. Amounts exclude any other expenses such as maintenance, insurance, pilot salaries, and on-board catering.

b.   The value of the personal use of a company automobile is determined based on the annual lease value method and excludes any expenses such as maintenance and insurance.

c.  The value of the automobile allowance is determined by the title of the named executive officer.

EXECUTIVE COMPENSATION CONTINUED

Options Granted in Last Fiscal Year

The table below sets forth information on common stock option grants to the named executive officers during the fiscal year ended February 28, 2006. In connection with options granted in fiscal 2006, fiscal 2005, and fiscal 2004, change-of-control SARs were granted.

Name		Number of Securities Underlying Options/ SARs Granted	% of Total Options Granted to Employees (1)	Exercise Price (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5%	10%
Austin Ligon	Grant A	120,000	4.55%	$26.38	06/23/2015	$1,918,506	$4,929,989
	Grant B	199,481	7.56%	$28.26	06/23/2014	$2,729,889	$6,502,380
Thomas J. Folliard		60,000	2.27%	$26.38	06/23/2015	$959,253	$2,464,994
Keith D. Browning		60,000	2.27%	$26.38	06/23/2015	$959,253	$2,464,994
Michael K. Dolan		50,000	1.89%	$26.38	06/23/2015	$799,377	$2,054,162
Joseph S. Kunkel		50,000	1.89%	$26.38	06/23/2015	$799,377	$2,054,162

1.  The total number of options granted in fiscal 2006 to employees was 2,639,668. The options in the table attributable to Messrs. Ligon (for Grant A), Folliard, Browning, Dolan, and Kunkel expire on June 23, 2015, have a ten-year term, and vest 25% on the first anniversary of the grant date and 25% of the original grant amount yearly thereafter, until fully vested. The options in the table attributable to Mr. Ligon (for Grant B) expire on June 23, 2014, have an eight and a half-year term, and vest 25% on the first anniversary of the grant date and 25% of the original grant amount yearly thereafter, until fully vested.

2.  The exercise price for all of the options is the fair market value of the underlying common stock on the date of the grant.

3.  The potential realizable value uses the hypothetical rates specified by the SEC and is not intended to forecast future appreciation, if any, of CarMax common stock.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Value

The following table sets forth information concerning common stock option exercises during fiscal 2006 and option values as of February 28, 2006, for the named executive officers. The only SARs outstanding were change-of-control SARs granted in connection with fiscal 2006, fiscal 2005, and fiscal 2004 option grants.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/ SARs at February 28, 2006		Value of Unexercised Options/SARs at February 28, 2006
			Exercisable	Unexercisable	Exercisable	Unexercisable

Austin Ligon	–	–	540,000	524,481	$11,254,475	$3,102,613
Thomas J. Folliard	–	–	285,000	155,000	$6,160,775	$1,097,963
Keith D. Browning	–	–	225,000	155,000	$4,496,450	$1,097,963
Michael K. Dolan	100,000	$2,032,250	203,750	131,250	$4,232,700	$940,400
Joseph S. Kunkel	30,000	$663,450	198,250	131,250	$4,018,070	$940,400

Equity Compensation Plan Information

The following table sets forth information as of February 28, 2006, with respect to compensation plans under which shares of the company’s common stock were authorized for issuance.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	8,768,880		$20.55		6,286,198	(1)
Equity compensation plans not approved by security holders (2)	–	(3)	–	(3)	302,227
Total	8,768,880				6,588,425

1. The remaining stock available for future issuance under these plans may be issued as options, restricted stock, or SARs.

2. The ESPP authorizes the issuance of 1,000,000 shares of common stock. As of February 28, 2006, 697,773 shares have been purchased on the open market and 302,227 shares remain available for issuance. Under the ESPP, full- and certain part-time associates who have been employed for one year can participate. Executive officers are excluded. A participating associate may authorize payroll deductions of 2% to 10% of compensation, up to an annual maximum of $7,500. Each month, the payroll deductions are used to purchase CarMax common stock. Shares may either be purchased on the open market or previously unissued shares may be purchased from the company. The purchase price is either the average cost of all shares purchased for a particular month on the open market or the closing price of the stock on the NYSE on the last business day of the month if the shares are purchased from the company. To encourage participation in the ESPP, the company matches 15% of the associate’s contribution. An eligible associate may change, cease, or restart contributions for any payroll period without any penalty. The company pays all administrative costs of the ESPP.

3. There are no outstanding options, warrants, or rights under the ESPP.

EXECUTIVE COMPENSATION CONTINUED

Ten-Year History of Options

The following table provides a historical perspective on the option activity under the company’s stock incentive plans. Prior to the separation from Circuit City Stores, Inc., the options in the table were originally granted in Circuit City Stores, Inc.—CarMax Group common stock. These options were replaced by grants under the company’s plans at the October 1, 2002, separation of the company from Circuit City. The purpose of providing this information is to inform CarMax shareholders of the manner in which Circuit City’s compensation committee granted the predecessor options and the distribution of the currently outstanding options among the company’s senior executives, other employees, and non-employee directors. The company’s Compensation and Personnel Committee will make future grants based on its compensation philosophy, and the historical information should not be relied on as indicative of future actions. See the Compensation and Personnel Committee’s Report on page 19.

	FY 2006		FY 2005		FY 2004		FY 2003		FY 2002
(Shares and options in thousands)	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price
Outstanding at beginning of year	7,092	$17.45	5,676	$12.24	4,345	$10.25	3,631	$4.81	4,107	$3.16
Granted	2,640	$26.53	2,126	$29.47	2,154	$14.59	1,134	$26.22	1,659	$4.94
Exercised	(651)	$9.13	(522)	$8.40	(693)	$6.53	(285)	$5.06	(1,941)	$1.32
Cancelled	(312)	$24.37	(188)	$21.50	(130)	$14.88	(135)	$9.03	(194)	$5.95
Outstanding options at end of year	8,769	$20.55	7,092	$17.45	5,676	$12.24	4,345	$10.25	3,631	$4.81
Options exercisable at end of year	3,627	$13.99	2,693	$9.93	1,839	$8.02	1,440	$6.08	821	$6.85
Shares outstanding or deemed outstanding	104,955		104,303		103,778		103,083		102,774 *
Total options granted	2,640		2,126		2,154		1,134		1,659
Total options granted as a percentage of total shares outstanding	2.5%		2.0%		2.1%		1.1%		1.6%
Total options granted to the named executive officers	539		340		460		290		490
Total options granted to the named executive officers as a percentage of total options granted	20.4%		16.0%		21.4%		25.6%		29.5%
Total options outstanding as a percentage of total shares outstanding	8.4%		6.8%		5.5%		4.2%		3.5%
Total options outstanding granted to the named executive officers	2,549		2,140		1,865		1,445		1,155
Total options outstanding granted to the named executive officers as a percentage of total options outstanding	29.1%		30.2%		32.9%		33.3%		31.8%

*  The number of shares outstanding has been calculated by adding the actual number of shares of CarMax Group common stock outstanding plus the number of shares that would have been outstanding if Circuit City’s retained interest in the CarMax Group had been represented as actual shares outstanding.

FY 2001		FY 2000		FY 1999		FY 1998		FY 1997
Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price
3,324	$3.87	4,380	$1.77	4,822	$1.49	4,769	$0.51	4,278	$0.22
1,281	$1.70	1,132	$5.89	205	$8.63	413	$13.04	961	$1.68
(56)	$0.22	(2,027)	$0.22	(543)	$0.22	(273)	$0.22	–	–
(442)	$4.67	(161)	$6.94	(104)	$10.54	(87)	$6.36	(470)	$0.27
4,107	$3.16	3,324	$3.87	4,380	$1.77	4,822	$1.49	4,769	$0.51
1,943	$2.94	1,203	$2.54	1,566	$0.96	762	$0.37	–	–
101,079 *		101,054 *		98,556 *		97,644 *		97,300 *
1,281		1,132		205		413		961
1.3%		1.1%		0.2%		0.4%		1.0%
185		295		–		65		720
14.4%		26.1%		–		15.7%		74.9%
4.1%		3.3%		4.4%		4.9%		4.9%
1,345		1,160		2,253		2,435		2,520
32.7%		34.9%		51.4%		50.5%		52.8%

EXECUTIVE COMPENSATION CONTINUED

Performance Graph

The graph below shows the five year cumulative total return comparison among CarMax, the S&P 500 Index, and the S&P Retailing Index. The graph assumes the investment of $100 in the company’s common stock on March 1, 2001.

The company separated from Circuit City Stores, Inc. on October 1, 2002. For dates preceding October 1, 2002, the graph above reflects information for the Circuit City Stores, Inc.—CarMax Group common stock.

Retirement Plans

Pension Plan. The following table illustrates estimated annual retirement benefits payable under the company’s defined benefit pension plan to persons in specified compensation and years of service classifications calculated as a straight-line life annuity with no Social Security or other offsets.

	Estimated* Annual Pension for Representative Years of Credited Service
Highest Consecutive Five-Year Average Compensation	15 years	20 years	25 years	30 years	35 years

$ 500,000	$107,503	$143,337	$179,172	$215,006	$250,840
$ 600,000	$130,003	$173,337	$216,672	$260,006	$303,340
$ 700,000	$152,503	$203,337	$254,172	$305,006	$355,840
$ 800,000	$175,003	$233,337	$291,672	$350,006	$408,340
$ 900,000	$197,503	$263,337	$329,172	$395,006	$460,840
$1,000,000	$220,003	$293,337	$366,672	$440,006	$513,340
$1,100,000	$242,503	$323,337	$404,172	$485,006	$565,840
$1,200,000	$265,003	$353,337	$441,672	$530,006	$618,340
$1,300,000	$287,503	$383,337	$479,172	$575,006	$670,840
$1,400,000	$310,003	$413,337	$516,672	$620,006	$723,340
$1,500,000	$332,503	$443,337	$554,172	$665,006	$775,840
$1,600,000	$355,003	$473,337	$591,672	$710,006	$828,340

*  For 2006, the Internal Revenue Code limit on annual retirement benefits that may be paid from the pension plan was $175,000, and the limit on the amount of compensation that may be recognized by the pension plan was $220,000. The maximum benefit payable under the benefit restoration plan was $437,500 in 2006. The benefits shown above have not been limited by these caps.

The pension plan covers associates who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service and integrated with Social Security covered compensation. For pension plan purposes, compensation of participants includes base pay, bonuses, overtime, and commissions and excludes amounts realized under any stock purchase plan or stock incentive plan. For pension plan purposes, compensation for those individuals listed in the Summary Compensation Table on page 22 is substantially the same as the amounts listed under the Salary and Bonus headings.

Benefit Restoration Plan. The company has a retirement benefit restoration plan to maintain compensation competitiveness and to create a retirement program that restores benefits for the company’s senior executives who are affected by the Internal Revenue Code limits on benefits provided under the company’s pension plan. Subject to an annual limit, the benefit restoration plan and the pension plan together provide benefits to all employees affected by the Internal Revenue Code limits at approximately the same percentage of compensation as for other employees. The named executive officers participate in this plan.

For purposes of the retirement plans, credited years of past and future service at age 65 will be 25 years for Mr. Ligon, 35 for Mr. Browning, 37 for Mr. Folliard, 17 for Mr. Dolan, and 30 for Mr. Kunkel.

Other Executive Agreements and Arrangements

CarMax has entered into employment agreements with each of the executive officers named in the Summary Compensation Table on page 22. Each employment agreement is effective as of August 2004. Each employment agreement is for an initial term of two years, with automatic extensions for additional one year periods following the end of the initial term (or any subsequent renewal period), unless either CarMax or the executive officer gives written notice of intent not to renew at least 90 days before the end of the initial term or any renewal period, as the case may be.

Under the terms of each employment agreement, the Compensation and Personnel Committee establishes and approves the amount of the executive officer’s annual salary, subject to the stated minimum amount. In addition, the Compensation and Personnel Committee approves the formula that determines the annual bonus under the company’s Bonus Plan. Each executive officer is also eligible to participate in the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated, and to participate in all other incentive, compensation, benefit, and similar plans and programs available to other executive officers of CarMax.

Each employment agreement provides for the termination of employment due to retirement, death, or disability (as those terms are defined in the agreement). Termination under any of these circumstances will entitle the executive officer to a pro rata share of the target annual bonus in the year that termination occurs, in addition to the payment of any accrued but unpaid salary and bonus and any compensation that the executive officer had previously deferred. All forms of incentive compensation held by the executive officer, including stock options and other awards and grants, will vest in full and be immediately exercisable (as permitted by the applicable plan or agreement). Each employment agreement provides further for the termination of employment by the company without cause and termination by the executive officer for good reason (as those terms are defined in the agreement). Termination under either of these circumstances will entitle the executive officer, in addition to the amounts described above, to the payment of salary and bonus in the amounts that had been established for the year in which termination occurs for a period of two years following the date of termination, payable in equal monthly installments. The executive officer will also receive health and similar benefits for two years after the date of termination, outplacement services, and age and service credit through the then-current term of the agreement under the company’s retirement and welfare plans. In addition, all forms of incentive compensation will vest in full and be immediately exercisable. The executive officer is not entitled to any severance payments if the executive officer voluntarily terminates his employment (before official retirement) or is terminated for cause (as defined in each agreement).

EXECUTIVE COMPENSATION CONTINUED

In the event that there is a change in control of CarMax or a sale of its assets (as those terms are defined in each agreement), all forms of incentive compensation will vest in full and be immediately exercisable. Each employment agreement provides further that each executive officer’s employment will continue until the second anniversary of the date that the change-in-control event occurs, at a salary and bonus equal to at least the highest amounts of salary and bonus for the executive officer for the two years preceding the year in which the event occurred. If the company terminates employment without cause or the executive officer terminates employment for good reason within 24 months following the change-in-control event, or the executive officer voluntarily terminates his employment during the 30-day period commencing on the 12th month following the change-in-control event, the executive officer will be entitled to, through a lump sum cash payment within 10 days after the date of termination, any accrued and unpaid salary and bonus, a pro rata share of the target annual bonus in the year that termination occurs, any compensation that the executive officer had previously deferred, and all benefits and awards of long-term incentive compensation or other plans or programs that have been earned by but not paid to the executive officer. In addition, the executive officer will be entitled to a lump sum cash payment equal to 2.99 times the executive officer’s final compensation (as defined in each agreement) within 45 days of the date of termination. The executive officer will also receive benefits under the company’s welfare plans for 24 months after the date of termination, outplacement services, and age and service credit through the then-current term of the agreement under the company’s retirement plans.

If employment terminates by reason of voluntary retirement, death, or disability during the two years following a change-in-control event, the executive officer will be entitled to, through a lump sum cash payment within 30 days after the date of termination, any accrued and unpaid salary and bonus, a pro rata share of the target annual bonus in the year that termination occurs, any compensation that the executive officer had previously deferred, and all benefits and awards of long-term incentive compensation or other plans or programs that have been earned by but not paid to the executive officer.

Each employment agreement contains restrictive covenants relating to the protection of confidential information, customers, and employees of CarMax. The covenant not to compete and the non-solicitation covenant continue for a period of two years following the last day of the executive officer’s employment.

The form of executive employment agreement for the company’s named executive officers was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on October 12, 2004 (File No. 1-31420).

The named executive officers have been granted SARs in connection with the fiscal 2006, fiscal 2005, and fiscal 2004 stock options granted to them under the company’s stock incentive plan. The SARs may only be exercised in the event of a change of control. The options also provide for accelerated vesting in the event of a change of control. Upon exercise of the SAR and the surrender of the related option, the holder is entitled to receive cash from the company in the amount of the spread between the option exercise price and the market value of the common stock at the time of exercise, which value is determined by a formula designed to take into account the effect of the change of control.

The Company currently does not provide any deferred compensation to, nor does it have any deferred compensation plans for, its named executive officers or other employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2006, the company provided Richard L. Sharp, the chairman of the board, with administrative support services. The cost to the company for these services was approximately $173,715. The company believes that the amounts expended by it were consistent with market rates.

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION

Audit Committee Report

The committee operates under a written charter adopted by the board. The charter reflects the requirements of the Sarbanes-Oxley Act of 2002, the SEC, and the NYSE.

The committee reviews and discusses the following with management and the company’s independent registered public accounting firm, KPMG:

•	Quarterly and year-end results, consolidated financial statements, and reports, prior to public disclosure.

•	The company’s disclosure controls and procedures, including internal control over financial reporting.

•	The independence of the company’s registered public accounting firm.

•	Management’s report and the independent registered public accounting firm’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The committee routinely meets with the internal auditors and the company’s independent registered public accounting firm, with and without management present.

The committee notes for shareholders that it has oversight responsibilities only and that it is not acting as experts in accounting or auditing. The committee relies without independent verification on the information provided to us and on the representations made by management and the independent auditors. Accordingly, the committee’s oversight does not provide an independent basis to determine that the company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America or that the audit of the company’s consolidated financial statements by the independent auditors has been carried out in accordance with auditing standards generally accepted in the United States of America.

Management has the primary responsibility for the preparation of the company’s fiscal 2006 consolidated financial statements and the overall reporting process, including the systems of internal control over financial reporting, and has represented to the committee that the company’s fiscal 2006 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” these discussions included, among other things, a review of significant accounting policies, their application and estimates, and the independent auditors’ judgment about the company’s accounting controls and the quality of the company’s accounting practices.

The committee has received from the independent auditors written disclosures and a letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors and considered the issue of their independence from the company, including whether their performance of non-audit services is compatible with maintaining their independence.

Relying on these reviews and discussions, the committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006, for filing with the SEC.

AUDIT COMMITTEE

W. Robert Grafton, Chairman

James F. Clingman, Jr.

Beth A. Stewart

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION CONTINUED

Auditor Information

Auditors Fees

The following table sets forth fees paid to KPMG for the fiscal years ended February 28, 2006, and 2005.

Type of Fee	2006	2005
Audit fees	$887,000	$951,000
Audit-related fees	224,000	173,000
Tax fees	95,000	30,000
All other fees	–	–

	$1,206,000	$1,154,000

Audit fees are for the audit of CarMax’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), quarterly reviews of unaudited consolidated financial statements, and services in connection with SEC registration statements.

Audit-related fees are for attestation services related to the company’s asset securitizations and audits of the financial statements of the company’s benefit plans.

Tax fees are for tax compliance services and related costs.

All other fees are for any other services provided.

Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. All such services provided, as described previously, were pre-approved by the committee, which concluded that KPMG’s provision of the services not related to the annual audit and quarterly reviews of the company’s consolidated financial statements was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

PROPOSAL TWO — RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board has selected KPMG as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for fiscal 2007. KPMG served as our independent registered public accounting firm for fiscal 2006. KPMG representatives are expected to attend the 2006 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions. We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

The board of directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE	—	APPROVAL OF TWO AMENDMENTS TO THE CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

General

Both the Compensation and Personnel Committee of the board of directors and the full board of directors have unanimously adopted and recommend that the shareholders approve two amendments to the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”). The first amendment would extend eligibility for participation in the ESPP to all employees of the company. Currently, employees whose customary employment is less than 20 hours per week with the company are not eligible to participate in the ESPP. The second amendment would increase the number of shares of common stock reserved for issuance under the ESPP from 1,000,000 to 2,000,000. As of February 28, 2006, of the 1,000,000 shares reserved under the ESPP, 697,773 shares have been purchased by employees. Subject to appropriate adjustments for stock dividends, stock splits or other events that affect the company’s capitalization, the amendment would reserve an additional 1,000,000 shares for future purchases under the ESPP.

The ESPP encourages stock ownership by the employees of the company and its subsidiaries so that they may share in the growth of the company by acquiring or increasing their proprietary interest in the company.

The following is a summary of the principal features of the ESPP, with the proposed amendments, and is qualified in its entirety by reference to the ESPP. The complete text of the amended and restated ESPP is attached to this proxy statement as Appendix A. The ESPP has been amended and restated in its entirety to update its terms to reflect current administrative practices and regulatory requirements in addition to the two ESPP amendments described above. If approved by shareholders, the ESPP, as set forth in Appendix A, will be effective as of July 1, 2006.

Administration

The Compensation and Personnel Committee of the board of directors administers the ESPP and interprets its provisions. The chief financial officer of the company or such other employee or committee of employees appointed by the Compensation and Personnel Committee serves as plan administrator. The company pays all expenses associated with purchases under the ESPP, including brokerage commissions.

Subject to such approval as may be required by applicable laws, rules, and regulations, the Compensation and Personnel Committee may amend or terminate the ESPP at any time.

Eligibility

All full-time and part-time employees of the company who have completed one year of service will be eligible to participate in the ESPP other than (i) employees who are considered insiders under Section 16 of the Securities Exchange Act of 1934 and (ii) certain officers of the company or its subsidiaries.

An eligible employee may enter the ESPP in accordance with procedures established by the company’s employee benefits department. As described below, participants in the ESPP purchase shares of common stock through payroll deductions. Enrollment in the ESPP takes effect as of the next pay period and continues as long as the ESPP remains in effect or until the participant authorizes changes to his or her payroll deductions or withdraws from the ESPP.

Purchase of Shares

Participants in the ESPP authorize payroll deductions for the purchase of shares of company common stock. Currently, the amount of the deductions for a participant may range from 2% to 10% of eligible compensation per month, up to a maximum of $7,500 per year. Subject to these limitations, a participant may authorize subsequent increases or decreases in the amount of payroll deductions by providing the company with a new enrollment form before the first day of the month in which the change is to be effective. The company will accumulate and hold for the participant’s account the amounts deducted from his or her pay until purchases are made. The company does not pay interest on these amounts, and participants assume the risk of fluctuations in the market price of the company’s common stock prior to the time of the purchases. The plan administrator may change the minimum and maximum percentages of compensation that may be contributed to the ESPP.

Shares of common stock purchased under the ESPP may be purchased, in the company’s discretion, either (i) on the open market by a plan service provider/dealer registered with the SEC and a member of the National Association of Securities Dealers (“plan service provider”) designated by the plan administrator or (ii) directly from the company. The purchase price for shares is 100% of the average cost of all shares purchased for a particular month when the shares are purchased on the open market, or 100% of the closing price of the common stock on the New York Stock Exchange on the last business day of the month when the shares are purchased from the company. As soon as practical after the purchase of shares on the open market or the receipt of shares from the company, the plan service provider credits the shares to the individual accounts of participants. As of February 28, 2006, all shares of common stock purchased under the ESPP had been acquired on the open market.

A participant’s right to purchase shares of common stock under the ESPP through payroll deductions may not be transferred to any other person.

The company matches a portion of the payroll deductions made by participants in the ESPP by contributing to the ESPP an amount equal to 15% of the participant’s contribution. Matching contributions are used to purchase shares of common stock in the same manner as a participant’s purchase through payroll deductions.

ESPP Accounts

The shares of common stock purchased under the ESPP are registered in the name of the plan service provider or its nominee. A participant has the right to vote the full shares held in his or her account and the right to receive annual reports, proxy statements, and other documents sent to shareholders of common stock generally. If the participant wishes to hold certificates in his or her own name, the participant must instruct the plan service provider to transfer the shares in the account to him or her and bear the costs associated with the issuance of such certificates. Certificates for fractional shares are not issued.

Unless a participant directs otherwise, any cash dividends that the company pays with respect to shares that are purchased under the ESPP are automatically reinvested in shares of common stock purchased by the plan service provider on the open market at the participant’s expense.

Sales

Subject to the company’s insider trading policy, a participant may sell at any time all or any portion of the whole shares of common stock acquired under the ESPP and held in his or her account. Sales of shares are made by the plan service provider. The participant pays the broker’s commission and any other expenses incurred with respect to the sale of the shares.

Withdrawal and Termination

A participant may cease to make contributions to the ESPP effective as soon as administratively practicable after delivering a written or verbal notice of withdrawal to the employee benefits department. In addition, contributions automatically stop for any employee who goes on leave of absence without pay. After contributions for an employee have been stopped, the employee may elect to leave shares in his or her ESPP account, sell the shares, or request a stock certificate.

A participant will be deemed to have withdrawn from the ESPP when he or she ceases to be employed by the company or its subsidiaries, whether by reason of death or otherwise, or when he or she ceases to meet the eligibility requirements set forth in the ESPP.

Federal Income Tax Consequences

Under the Internal Revenue Code, participants do not realize any taxable income as a result of their purchases of common stock under the ESPP. Instead, taxation is deferred until the disposition of such common stock by the participant. The company will not be entitled to a deduction for income tax purposes as a result of any participant purchase. A participant will be taxed on amounts withheld from his or her salary under the ESPP as if the salary were actually received by the employee. The company will receive a deduction for such amounts.

Participants do realize taxable income as a result of the company’s matching contributions to the ESPP and the

PROPOSAL THREE	—	APPROVAL OF TWO AMENDMENTS TO THE CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN CONTINUED

company is entitled to a corresponding deduction for income tax purposes.

If a participant disposes of shares purchased under the ESPP, any gain realized in excess of the purchase price of the shares will be taxed as capital gain. If a participant disposes of shares for less than the purchase price of the shares, then the entire loss will be treated as a capital loss. In either of these cases, the company will not be entitled to a deduction for income tax purposes.

Any capital gain or loss will be classified as long-term or short-term, depending on the participant’s holding period with respect to the shares. Generally, the participant’s holding period for the shares begins on the date the shares are purchased.

Vote Required and Board Recommendation

In order to be adopted, the two amendments to the ESPP must be approved by the affirmative vote of a majority of the votes cast. Under applicable NYSE listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of the company’s common stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal. Shares held in street name that are not voted on this proposal are not considered votes cast.

The board of directors recommends that the shareholders vote FOR Proposal Three.

APPENDIX A	—	CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED JULY 1, 2006)

1. Purpose and Effective Date. The CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) provides eligible employees of CarMax, Inc., a Virginia corporation, an opportunity to purchase CarMax, Inc. Common Stock (“Common Stock”) through payroll deductions and to receive a Company match for a portion of their payroll deductions. The Plan was originally effective on October 1, 2002, and was amended and restated effective as of November 1, 2004. The effective date of this amendment and restatement is July 1, 2006.

2. Definitions.

(a)	Benefits Department: The employee benefits department of the Company.

(b)	Committee: The Compensation and Personnel Committee of the Company’s Board of Directors.

(c)	Company: CarMax, Inc., a Virginia corporation, and any subsidiary business entity (including, but not limited to, a corporation, a partnership, or limited liability company) that is under common control with CarMax, Inc., as determined under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended.

(d)	Compensation: All cash compensation and commissions (estimated as deemed necessary by the Plan Administrator) before any deductions or withholding and including overtime and bonuses, but exclusive of all amounts paid as reimbursements of expenses including those paid as part of commissions and those paid in the form of relocation bonuses, housing allowances or other payments in connection with employee relocations.

(e)	Eligible Employees: Employees who meet the requirements set forth in Section 4.

(f)	Employee: Any person employed by the Company as a common law employee on the United States payroll. It is expressly intended that persons not employed as common law employees on the Company’s United States payroll are to be excluded from participation in the Plan, even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

(g)	Enrollment Date: The date on which an Eligible Employee begins participation in the Plan pursuant to Section 6.

(h)	Participating Employees: Eligible Employees who participate in the Plan.

(i)	Plan Administrator: An Employee (or a group of Employees) appointed by the Committee as provided in Section 5 or, in the absence of any such specific appointment, the Chief Financial Officer of the Company.

(j)	Plan Service Provider: A plan service provider/dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers or other provider of employee plan administrative services selected by the Plan Administrator as provided in Section 5.

3. Amount of Stock Subject to the Plan. The total number of shares of Common Stock that may be purchased under the Plan shall be 2,000,000, subject to adjustment as provided in Section 16. Such shares may be newly issued shares that have been authorized but not yet issued or may be shares purchased for Participating Employees on the open market.

4. Eligible Employees.

(a)	Any Employee classified as a “Full-Time Associate” or “Part-Time Associate” pursuant to the Company’s Policies and Procedures Manual shall become eligible to participate in the Plan after he or she has completed one year of service as an Employee of the Company; provided, however, that (i) Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to securities of the Company, and (ii) Employees who are officers of the Company (other than those serving as Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries), shall not be eligible to participate in the Plan.

(b)

If an Employee has one year of service but is excluded from participation in the Plan due to the requirements set forth in (i) or (ii) of the preceding paragraph, the Employee will be eligible to participate in the Plan as soon as administratively

APPENDIX A	—	CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED JULY 1, 2006) CONTINUED

practicable, after he or she is no longer excluded because of such requirements. Continuity of service for purposes of determining if an Employee has completed one year of service is determined pursuant to the Company’s Rehire/Reinstatement and Change of Status Policy in effect at the time the eligibility determination is made.

5. Administration of the Plan.

(a)	The Plan shall be administered by the Committee or its designee. The Committee shall have all powers necessary to administer the Plan, including but not limited to, the power: to construe and interpret the Plan’s documents; to decide all questions relating to an Employee’s employment status and eligibility to participate in the Plan; to make adjustments to the limitations on payroll deductions set forth in Section 7; to employ such other persons as are necessary for the proper administration of the Plan; and to make all other determinations necessary or advisable in administering the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding.

(b)	The Committee shall appoint an officer or other Employee of the Company to serve as the Plan Administrator. The Plan Administrator shall be authorized to designate other Employees of the Company to assist him or her in carrying out his or her responsibilities under the Plan. The Plan Administrator and his or her designees shall be responsible for the general administration of the Plan including establishment of operating procedures, enrollment deadlines and such other matters as the Committee deems necessary for the efficient and proper administration of the Plan.

(c)	The Plan Administrator shall appoint a Plan Service Provider in order to fulfill the duties of the Plan Service Provider set forth herein. The Plan Administrator shall also have the authority to replace any Plan Service Provider he or she has appointed for the Plan with another Plan Service Provider.

6. Participation in the Plan.

(a)	An Eligible Employee may commence or recommence participation in the Plan as soon as administratively feasible after he or she has enrolled and that enrollment has been processed by the Plan Service Provider.

(b)	An Eligible Employee shall authorize payroll deductions from the Employee’s Compensation and authorize the Plan Service Provider to establish an employee stock purchase plan account for the Employee (“ESPP Account”).

(c)	A Participating Employee’s contributions will begin in the first pay period that is administratively practicable after the enrollment has been processed by the Plan Service Provider.

7. Payroll Deductions and Limitations.

(a)	Payroll deductions shall be a percentage of the Participating Employee’s Compensation for each payroll period as specified by the Participating Employee according to procedures defined by the Benefits Department. Payroll deductions for each payroll period shall not be less than 2% nor more than 10% of Compensation for such payroll period. Payroll deduction specifications shall be made in 1% increments. The Plan Administrator shall have the power to change these percentage limitations.

(b)	The maximum amount that may be contributed by each Participating Employee to the Plan in any one calendar year is $7,500. When a Participating Employee’s aggregate payroll deductions for the calendar year total $7,500, the Participating Employee’s purchases of Common Stock and payroll deductions under the Plan shall be suspended for the remainder of the calendar year. However, the Participating Employee shall continue to be a participant under the Plan unless he or she elects to stop contributions in the manner described in Section 17 or his or her participation terminates under Section 18 and the Employee’s purchases of Common Stock and payroll deductions will be resumed for the first full payroll period of the next calendar year.

8. Changes in Payroll Deductions. A Participating Employee may change the percentage of his or her payroll deductions, according to the procedures defined by the Benefits Department, subject to the minimum, maximum and allowed increments set forth in Section 7. The change will be effective as soon as administratively practicable after the change request has been processed by the Plan Service Provider. A Participating Employee may also elect to stop making contributions in the manner described in Section 17.

9. Company Matching Contributions. The Company shall contribute an amount each month (the “Company Matching Contribution”) towards the purchase of shares for Participating Employees. Unless modified by the Committee, the amount of the Company Matching Contribution shall be 15% of each Participating Employee’s Contribution. From time to time the Committee may modify the amount of the Company Matching Contribution; provided, however, that the Company Matching Contribution may not exceed 15% of each Participating Employee’s Contribution. The Company Matching Contribution shall be used to purchase shares for Participating Employees in accordance with Section 11. Participating Employees shall be fully vested in shares purchased with Company Matching Contributions.

10. Purchase Price. A purchase price for all shares of Common Stock to be purchased under the Plan shall be determined on a monthly basis. The purchase price shall apply to all purchases attributable to a Participating Employee’s payroll deductions for the payroll periods in the calendar month immediately preceding the date the purchase transactions take place (the “Payroll Deduction Month”). When shares are purchased on the open market, the purchase price shall be 100% of the average selling price of Common Stock on the open market during a two to three day period in which the purchases are made (the “Open Market Purchase Price”). Such purchase period shall end no later than the last business day of the month immediately following the Payroll Deduction Month. When shares are purchased directly from the Company, the purchase price shall be 100% of the closing price of the Common Stock on the New York Stock Exchange on the last business day of the Payroll Deduction Month (the “New Issue Purchase Price”).

11. Method of Purchase. The shares of Common Stock to be purchased under the Plan shall be purchased once each month either on the open market or directly from the Company, at the Company’s discretion:

(a)	Shares Purchased on the Open Market. The Company shall transmit the aggregate payroll deductions from the prior month together with the related Company Matching Contribution and information on each Participating Employee’s contribution to the Plan Service Provider promptly after the end of each month. On a date as soon as practicable following receipt of the funds, the Plan Service Provider shall arrange for the purchase of Common Stock on the open market. As soon as practicable after completing the purchase of the shares, the Plan Service Provider shall credit the ESPP Account for each Participating Employee with as many shares and fractional interests in shares as the Participating Employee’s contribution and the Company Matching Contribution will allow, based on the Open Market Purchase Price; or

(b)	Shares Purchased Directly from the Company. Promptly after the end of each month, the Company shall issue and forward to the Plan Service Provider the number of shares of Common Stock that the Participating Employees’ contributions and the related Company Matching Contribution have purchased at the New Issue Purchase Price. The Company shall also submit to the Plan Service Provider information on each Participating Employee’s contribution. As soon as practicable following receipt of the shares and related information, the Plan Service Provider shall credit the ESPP Account for each Participating Employee with his or her proportionate interest in the shares and fractional shares delivered, based on the New Issue Purchase Price.

(c)	Deadline for Crediting Shares to ESPP Accounts. Shares purchased pursuant to both Participating Employee Contributions and Company Matching Contributions made with respect to a calendar year shall be credited to the ESPP Accounts of Participating Employees no later than March 15 following the end of such calendar year.

12. Dividend Reinvestment.

(a)	Each ESPP Account shall be established with the following default dividend policy. Cash dividends, if any, paid with respect to the Common Stock held in each ESPP Account under the Plan shall be automatically reinvested in Common Stock, unless the Participating Employee directs otherwise. The Plan Service Provider shall arrange for the reinvestment of dividends on the open market at the Participating Employee’s expense as soon as the Plan Service Provider receives the cash dividends. The Company will not pay any expenses associated with reinvesting dividends.

APPENDIX A	—	CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED JULY 1, 2006) CONTINUED

(b)	The Committee shall have the right at any time or from time to time upon written notice to the Plan Service Provider to change the default dividend reinvestment policy for ESPP Accounts established under the Plan.

13. Rights as a Shareholder. A Participating Employee shall have the right to vote full shares of Common Stock held in the Participating Employee’s ESPP Account and the right to receive annual reports, proxy statements and other documents sent to shareholders of Common Stock generally; provided, however, that so long as such shares are held for a Participating Employee by the Plan Service Provider, if a Participating Employee fails to respond in a timely manner to a request for instructions with respect to voting, the Plan Service Provider shall take such action with respect to the shares held for the Participating Employee as permitted by the New York Stock Exchange rules. To the extent that such rules and applicable law permit, the Plan Service Provider shall vote shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board of Directors of the Company. By instructing the Plan Service Provider in accordance with the terms and conditions of the Plan Agreement (defined below), a Participating Employee shall have the right at any time:

(a)	to obtain a certificate for the whole shares of Common Stock credited to the Participating Employee’s ESPP Account;

(b)	to direct that any whole shares of Common Stock credited to the Participating Employee’s ESPP Account be sold, and that the proceeds, less selling expenses, be remitted to the Participating Employee; or

(c)	to direct that any whole shares of Common Stock credited to the Participating Employee’s ESPP Account be transferred to an individual brokerage account.

14. Rights Not Transferable. Rights under the Plan are not assignable or transferable by a Participating Employee other than by will or by the laws of descent and distribution and, during the Participating Employee’s lifetime, are exercisable only by the Participating Employee.

15. Joint Accounts. Participating Employees may, to the extent permitted by the Plan Service Provider, establish ESPP Accounts as joint accounts with rights therein as prescribed under applicable state law.

16. Certain Adjustments in the Case of Stock Dividends or Splits. The Committee shall make appropriate adjustments in the number of shares of Common Stock that may be purchased under the Plan if there are changes in the Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers or consolidations.

17. Stopping Contributions.

(a)	A Participating Employee may stop his or her contributions in accordance with procedures defined by the Benefits Department. Payroll deductions will stop as soon as administratively practicable. In addition, contributions will be automatically stopped for any Participating Employee who goes on a leave of absence without pay, effective when the Employee ceases to be paid by the Company.

(b)	After contributions for an Employee have been stopped, the Plan Service Provider will leave the ESPP Account open and the Committee reserves the right to charge the Employee any account fees resulting from the ESPP Account left open. Shares may be left in the ESPP Account or the Employee may sell the shares or request a certificate. If dividends are being paid and reinvested at the time of withdrawal, they will continue to be reinvested (if paid) unless the Employee requests the Plan Service Provider to pay them in cash. The Employee may also ask the Plan Service Provider to close the ESPP Account.

(c)	An Employee for whom contributions have been stopped may start contributions again pursuant to Section 6 at any time when the Employee is an Eligible Employee.

18. Termination of Participation in the Plan. An Employee’s participation in the Plan shall terminate when the Employee ceases to be employed by the Company, whether by reason of retirement, termination of employment, death, or otherwise (“Terminated

Participant”). Payroll deductions shall cease immediately or as soon as administratively feasible after the Plan Service Provider processes the termination. Purchases shall be made for the calendar month in which the last payroll deduction is made in accordance with Section 11. The Terminated Participant may elect to: (i) obtain a certificate for the whole shares of Common Stock credited to his or her ESPP Account; (ii) direct the Plan Service Provider to sell all whole shares of Common Stock credited to his or her ESPP Account and remit the proceeds, less selling expenses, to the Terminated Participant, or (iii) direct the Plan Service Provider to transfer all whole shares of Common Stock credited to his or her ESPP Account to an individual brokerage account. If the Terminated Participant fails to make an election within ninety (90) days of termination, the Plan Service Provider will automatically issue a certificate for all of the whole shares of Common Stock credited to the Terminated Participant’s ESPP Account and mail the certificate to the Terminated Participant’s home address. In any event, the Plan Service Provider will sell any fractional interest held in the Terminated Participant’s ESPP Account to the Company and remit the proceeds of such sale, less selling expenses to the Terminated Participant. In the event of an Employee’s death, the distribution shall be made to the Employee’s designated beneficiary or, in the absence of a designated beneficiary, to the Employee’s estate, in accordance with procedures established by the Plan Service Provider.

19. Amendment of the Plan. The Committee may, at any time, or from time to time, amend the Plan in any respect; provided, however, that the Company shall obtain shareholder approval of an amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.

20. Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate:

(a)	on the last business day of any month that Participating Employees become entitled to purchase a number of shares of Common Stock greater than the number of shares remaining unpurchased out of the total number of authorized shares under Section 3; or

(b)	at any earlier date at the discretion of the Board of Directors of the Company.

In the event that the Plan terminates under circumstances described in (a) above, the Common Stock remaining unpurchased as of the termination date shall be allocated to Participating Employees for purchase on a pro rata basis. Upon termination of the Plan, ESPP Accounts shall remain open subject to the same limitations and conditions set forth in the second paragraph of Section 17.

21. ESPP Account. The relationship between the Plan Service Provider and each Participating Employee shall be governed by a separate agreement of terms and conditions between them (“Plan Agreement”). In electing to participate in the Plan, a Participating Employee shall be deemed to have accepted the terms of the Plan Agreement.

22. Payment of Expenses. The Company shall pay all expenses associated with purchases under the Plan, including brokerage commissions, if any.

23. Notices. Any notice or instruction to be given the Company shall be in writing and delivered by hand, Company office mail or U.S. mail to the address below:

CarMax, Inc.

c/o Secretary, CarMax, Inc.

12800 Tuckahoe Creek Parkway

Richmond, Virginia 23238

Any signature submitted to the Company electronically or by facsimile will have the same force and effect as an original signature.

24. Government and Other Regulations. The Plan, and the rights to purchase Common Stock hereunder, and the Company’s obligation to sell and deliver Common Stock hereunder shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required. Any provision of this Plan that violates or conflicts with Section 409A of the Internal Revenue Code of 1986, as amended, shall be null and void and of no effect.

25. Severability. If any provision of this Plan is not valid or enforceable, that validity or enforceability shall not affect the remaining provisions of the Plan.

APPENDIX A	—	CARMAX, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED JULY 1, 2006) CONTINUED

26. Indemnification of Committee. Service on the Committee shall constitute service as a member of the Board of Directors of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as members of the Board of Directors of the Company pursuant to its Articles of Incorporation and Bylaws.

27. Tax Matters.

(a)	Each Employee shall make provision satisfactory to the Plan Administrator for payment of any taxes required by law to be withheld in respect of the purchase or disposition of Common Stock. In the Plan Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by the withholding or delivery of shares of Common Stock, including shares purchased under this Plan, valued at fair market value on the date of withholding or delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee.

(b)	The Company does not represent or guarantee that any particular federal, state, or local income or payroll tax consequence will result to Participating Employees as a result of participation in the Plan.

28. Designation of Beneficiary. An Eligible or Participating Employee may file a written designation of a beneficiary in the manner prescribed by the Plan Administrator to receive shares of Common Stock or cash allocated to the Employee’s ESPP Account in the event of the Employee’s death. In the absence of a beneficiary designation, or if the designated beneficiary has predeceased the Employee, the Company shall deliver the shares of Common Stock and cash allocated to the Employee’s ESPP Account to the executor or administrator of the Participating Employee’s estate.

29. Governing Law. The Plan shall be construed, enforced, and administered in accordance with the laws of the Commonwealth of Virginia to the extent such laws are not preempted by federal law.

IN WITNESS HEREOF, this plan has been executed this 1st day of July, 2006.

CARMAX, INC.

By:
Keith D. Browning
Executive Vice President &
Chief Financial Officer

Fiscal Year 2006 Form 10-K

You may request, without charge, a copy of CarMax’s Annual Report filed with the SEC for fiscal year 2006 on Form 10-K, excluding exhibits, by:

1.	writing to

Investor Relations

CarMax, Inc.

12800 Tuckahoe Creek Parkway

Richmond, Virginia 23238

2.	sending us an email at

investor_relations@carmax.com

3.	calling us at

(804) 747-0422, extension 4489

OR

4.	Viewing our Form 10-K on our Web site at www.carmax.com.

VOTE YOUR PROXY

By Internet	By Telephone	By Mail

CARMAX, INC. 12800 Tuckahoe Creek Parkway Richmond, Virginia 23238 (804) 747-0422 www.carmax.com

CarMax, Inc.

PROXY CarMax, Inc.

Annual Meeting of Shareholders — June 20, 2006

Proxy Solicited on Behalf of the Board of Directors

The shareholder named on the reverse side, having received the accompanying Proxy Statement of CarMax, Inc., hereby appoints Keith D. Browning and Kim D. Orcutt (the “Named Proxies”), or either of them, as proxies for the undersigned, each with full power of substitution, to vote in accordance with the instructions set forth in this proxy all shares of CarMax, Inc. common stock that the named shareholder is entitled to vote at the CarMax, Inc. annual meeting of shareholders to be held on June 20, 2006, at 10:00 a.m. Eastern time in Richmond, Virginia, and any postponements and adjournments that may take place. The Named Proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. IF YOU SIGN AND RETURN YOUR PROXY CARD, BUT DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, THE NAMED PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO ITEMS 1, 2, AND 3.

If you are a participant in the CarMax, Inc. Employee Stock Purchase Plan (“the plan”), this proxy will serve as voting instructions to Computershare Trust Co., Inc. (“Computershare”), the plan service provider, for the shares held on your behalf. Computershare will vote shares held in the plan in accordance with any instructions received. IF YOU SIGN AND RETURN YOUR PROXY CARD, BUT DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, COMPUTERSHARE MAY VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO ITEMS 1, 2, AND 3.

IMPORTANT — This proxy should be completed, signed, and dated on the reverse side.

See reverse for voting instructions.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 20, 2006. The Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia 23060 10:00 a.m. Eastern time.

There are three ways to vote your proxy.

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies or Computershare, as applicable, to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 19, 2006.

• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions that the voice prompt provides.

VOTE BY INTERNET — http://www.eproxy.com/kmx/ — QUICK *** EASY *** IMMEDIATE

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 19, 2006.

• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CarMax, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote “FOR” All Nominees.

1. Election of directors for terms stated in Proxy Statement:

01 Jeffrey E. Garten

02 Vivian M. Stephenson

03 Beth A. Stewart

04 William R. Tiefel

Vote FOR all nominees (except as indicated below)

Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any indicated nominee, write the number(s) beside the name(s) of the nominee(s) in the box provided to the right.

The Board of Directors Recommends a Vote “FOR” the Ratification and “FOR” the Amendments.

2. Ratification of the selection of KPMG LLP as Independent Registered Public Accounting Firm. For Against Abstain

3. Approval of two amendments to the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan. For Against Abstain

4. In their discretion, the Named Proxies are authorized to vote upon any other business that may properly come before the meeting or any postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, MAY BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION, AND FOR THE AMENDMENTS.

Address Change? Mark Box Indicate changes below:

Date: 2006

Signature(s) in Box

NOTE: Please sign exactly as your name(s) appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.